                                                                   EXHIBIT 10.11

                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

        This First Amendment to Employment Agreement is made this 3rd day of August, 1998, between First Coastal Bank, N.A. as successor to American Independent Bank, N.A. (hereinafter the "Bank") and Charles E. Brooks (hereinafter the "Executive").

                                   WITNESSETH

        WHEREAS, American Independent Bank, N.A. has entered into an Employment Agreement with Executive dated as of October 18, 1996; and

        WHEREAS, First Coastal Bank, N.A. has merged with and acquired American Independent Bank, N.A. (the "Merger"); and

        WHEREAS, as a condition to the Merger, Bank has agreed to make various changes in the Employment Agreement with Executive;

        NOW, THEREFORE, in consideration of the mutual covenants and conditions hereinafter set forth, it is agreed that from and after the effective date of the Merger between American Independent Bank, N.A. and First Coastal Bank, N.A., the Employment Agreement with Executive shall remain in full force and effect except as set forth below:

        1. The Term, as set forth in paragraph A.1.(a), shall begin with the Effective Date of the Merger and shall continue for three (3) years thereafter.

        2. Paragraph A.1.(b) shall be deleted in its entirety.

        3. The first sentence of paragraph B.1. is amended to read as follows:

           "DUTIES. The Executive shall perform the duties of the Vice Chairman of the Board and Executive Vice President of the Bank, subject to the powers by law vested in the Board of Directors of the Bank and in the Bank's shareholders."

        4. Paragraph C.3. is deleted in its entirety. However, should Bank adopt a bonus program for executive officers, Executive shall be entitled to participate therein fully, in accordance with the terms of such bonus plan.

        5. Paragraph D is amended by adding a new sub-paragraph 5 following subparagraph 4, which new sub-paragraph shall read as follows:

           "5. SALARY CONTINUATION. Commencing with the later of Executive's sixty-fifth (65th) birthday, or Executive's retirement from the Bank, and continuing for 120 months, Bank shall pay to Executive, or his estate or beneficiary as designated, as

                                  EXHIBIT "D"
        salary continuation, an amount equal to fifty percent (50%) of Executive's base salary in effect on March 31, 1998."

        6. Paragraph 7.4.(b) is amended by deleting the phrase "plus twelve (12) months' salary" where it appears therein and inserted in lieu thereof the phrase "plus the monthly salary of Executive, payable in one lump sum on the date of termination for the remainder of the thirty-six (36) months that originally constituted the amended Term".

        Except as amended hereby, the Employment Agreement between Charles E. Brooks and American Independent Bank, N.A., dated October 18, 1996, shall remain in full force and effect except that the duties of American Independent Bank, N.A. thereunder shall be undertaken and assumed by First Coastal Bank, N.A.

        IN WITNESS WHEREOF, the First Amendment has been executed as of the date first hereinabove written.

                                        EXECUTIVE


                                        /s/  CHARLES E. BROOKS
                                        ----------------------------------------
                                        Charles E. Brooks

                                        FIRST COASTAL BANK, N.A.
                                        as successor to American Independent
                                        Bank, N.A.

                                        By:  /s/ DON M. GRIFFITH
                                           -------------------------------------
                                           Don M. Griffith
                                           Chairman and Chief Executive Officer

                              EMPLOYMENT AGREEMENT
                               CHARLES E. BROOKS
                                  OCTOBER 1996

THIS AGREEMENT (hereinafter the "Agreement") is made on this 18th day of October, 1996 (hereinafter the "Agreement Date") between AMERICAN INDEPENDENT BANK, N.A. (hereinafter the "Bank") and CHARLES E. BROOKS (hereinafter the "Executive").

                                   WITNESSETH

        WHEREAS, the Bank desires to avail itself of the skill, knowledge and experience of the Executive in order to insure the successful management of its business; and

        WHEREAS, the Parties hereto desire to specify the terms of the Executive's employment by the Bank as controlling the Executive's employment with the Bank;

        NOW, THEREFORE, in consideration of the mutual covenants and conditions hereinafter set forth, it is agreed that from February 1, 1997, the following terms and conditions shall apply to the Executive's said employment:

        A. TERM OF EMPLOYMENT

           1. (a) TERM. The Bank hereby employs the Executive and the Executive hereby accepts employment with the Bank for the period of five (5) years (the "Term") commencing on February 1, 1997 (the "Effective Date"), and ending February 1, 2002, subject, however, to prior termination of this Agreement as hereinafter provided. Where used herein, the "Term" shall refer to the entire period of employment of the Executive by the Bank hereunder commencing with the Effective Date, whether for the period provided above, or whether terminated earlier as hereinafter provided.

              (b) Subject to the notice provision set forth in this paragraph, the Term of this Agreement shall be automatically extended for one (1) additional year on September 30 of each calendar year. The Term shall not be automatically extended as provided in this paragraph if either party shall give written notice to the other, on or before September 30 of each year that the Agreement shall not be automatically renewed on the next February 1. In the event either party shall give the other written notice as provided in this paragraph, the Term of this Agreement shall thereafter terminate on the next following agreement termination date.

              (c) If the Bank should form a holding company, then such holding company shall join and become obligated under this Agreement.

                              EMPLOYMENT AGREEMENT
                               CHARLES E. BROOKS
                                  OCTOBER 1996

        B.    DUTIES OF THE EXECUTIVE

              1. DUTIES. The Executive shall perform the duties of the President and Chief Executive Officer of the Bank, subject to the powers by law vested in the Board of Directors of the Bank and in the Bank's shareholders. During the Term, the Executive shall perform exclusively the services herein contemplated to be performed by the Executive faithfully, diligently and to the best of the Executive's ability, consistent with the highest and best standards of the banking industry and in compliance with all applicable laws and Bank's Articles of Association and Bylaws.

              2. CONFLICTS OF INTEREST. Except as permitted by the prior written consent of the Board of Directors of the Bank, the Executive shall devote the Executive's entire productive time, ability and attention to the business of the Bank during the Term, and the Executive shall not directly or indirectly render any services of a business, commercial or professional nature to any other person, firm or corporation, whether for compensation or otherwise, which are in conflict with the Bank's interests.

        C.    COMPENSATION

              1. SALARY. For the Executive's services hereunder, the Bank shall pay or cause to be paid as salary to the Executive the amount of nine thousand one hundred sixty-six dollars and sixty-seven cents ($9,166.67) per month during the Term of this Agreement, prorated for any month in which this Agreement is in effect for only a portion of the month. The salary shall be payable in equal installments in conformity with the Bank's normally payroll periods. The Executive's salary shall be reviewed by the Board of Directors from time to time, but not less than annually, on or about the anniversary of the Effective Date and the Executive shall receive such salary increases, if any, as the Board of Directors, in its sole discretion, shall determine.

              2. During the Term of this Agreement, Executive shall also receive annual increases to the salary described in paragraph C.1. of this Agreement equal to 100% of the annual increase to the Los Angeles-Anaheim-Riverside All Urban Consumer Price Index.

              3. BONUS. The Executive shall be entitled to receive as an incentive a "percentage bonus" as described herein for each of the Bank's fiscal years during which this Agreement is in effect for only a part of the year. For the purpose of this Agreement, the "percentage bonus" (hereinafter referred to as Bonus "A") shall be calculated by multiplying by five percentage (5%) points, the amount of the Bank's "net profits" (as defined herein). For the purpose of this Agreement, "net profits" shall be the net income as shown on the Bank's audited accrual basis financial statements. For the purpose of this Agreement, Bonus "B" will be as follows: In the event the Bank reaches a twelve

                              EMPLOYMENT AGREEMENT
                               CHARLES E. BROOKS
                                  OCTOBER 1996

percent (12%) return on Shareholder's Equity measured as of the close of the preceding fiscal year, as shown on the Bank's audited financial statement for that preceding year, then the Bank shall pay the Executive a bonus equal to seven point five percent (7.5%) times the amount of the Bank's net profit and shall come from the year end annual report. The Executive shall be entitled to receive either Bonus "A" or "B". Bonus is based on profit, but after income taxes. This bonus shall be payable within thirty (30) days after the Bank's certified public accountants have issued their report.

        D.    EXECUTIVE BENEFITS

              1. VACATION. The Executive shall be entitled to vacation during each year of the Term in accordance with the Bank's policy on vacation (currently four weeks for the Executive) as it may change from time to time; provided however, that during each year period, the Executive is required to and shall take at least two (2) weeks of said vacation (the "Mandatory Vacation") which shall be taken consecutively.

              2. AUTOMOBILE. During the Term hereof, the Bank shall provide the Executive for the Executive's sole use, an automobile substantially equivalent to a top of the line Oldsmobile or Cadillac, fully equipped, and shall pay all operating expenses of any nature whatsoever with regard to such automobile including insurance coverage for the automobile, provided that the Executive furnishes to the Bank adequate records and other documentary evidence required by federal and state statutes and regulations issued by the appropriate taxing authorities for the substantiation of such payments as deductible business expenses of the Bank.

              3. GROUP MEDICAL AND LIFE INSURANCE BENEFITS. The Bank shall provide for the Executive, at the Bank's expense, participation in medical, dental, accident and health, income continuation and life insurance benefits equivalent to the maximum benefits currently available under the California Banker's Association Group Insurance Program for an employee of the Executive's salary level. The Bank shall also provide additional term life insurance of $250,000.00. Said coverage shall continue until premiums at term prices require conversion to a more appropriate plan, approved by the Board. The Bank's liability to the Executive for any breach of this paragraph shall be limited to the amount of premiums payable by the Bank in order to obtain the coverage contemplated herein.

              4. During the employment period, Executive shall be eligible to participate in any pension or profit-sharing plan, or similar employee benefit plan or retirement program of the Bank now or hereafter existing, to the extent that he is eligible under the provisions thereof and commensurate with his position in relationship to other participants.

                              EMPLOYMENT AGREEMENT
                               CHARLES E. BROOKS
                                  OCTOBER 1996

        E.    BUSINESS EXPENSES AND REIMBURSEMENT

              1. BUSINESS EXPENSES. The Executive shall be entitled to reimbursement by the Bank for any ordinary and necessary business expenses incurred by the Executive in the performance of the Executive's duties and in acting for the Bank during the Term, including but not limited to entertainment, meals, travel expenses, conventions, meetings, seminars, and clubs, provided that the Executive furnishes to the Bank adequate records and other documentary evidence of such expenditures. All such reimbursements shall be subject to review and audit by the Bank's Board of Directors from time to time, at its sole discretion. The Bank shall issue credit card(s) for the Executive's use.

        F.    TERMINATION

              1. TERMINATION FOR CAUSE. The Bank may terminate this Agreement at any time, without further obligation or liability to the Executive, by action of the Board of Directors for cause. The occurrence of any of the following shall constitute cause for purposes of this Agreement:

                 (a) The Executive commits an act or acts of malfeasance or gross misfeasance in his duties or a willful violation of applicable banking law or regulations;

                 (b) The Executive engages in activity which materially adversely affects the Bank's reputation in the community or which evidences the lack of the Executive's fitness or ability to perform the Executive's duties as determined by the Board of Directors, in good faith;

                 (c) The Executive has committed any act which would cause termination of coverage under the Bank's Blanket Bond as to Employee, as distinguished from termination of coverage as to Bank as a whole;

                 (d) In the event of the Executive's death or the Executive is found to be physically or mentally incapable of performing the Executive's duties for a period of 90 days or greater by the Board of Directors, in good faith;

                 (e) The Bank is closed or taken over by the Office of the Comptroller of the Currency or other supervisory authority, including the Federal Deposit Insurance Corporation; or

                 (f) Any regulatory authority having supervisory authority over the Bank, exercises its cease and desist powers to remove the Executive from office.

                              EMPLOYMENT AGREEMENT
                               CHARLES E. BROOKS
                                  OCTOBER 1996

Termination pursuant to this Section F.1 shall become effective immediately upon notice of termination.

        2. TERMINATION WITHOUT CAUSE. Notwithstanding anything to the contrary herein, the Bank may terminate this Agreement at any time without cause,

        3. MERGER OR CORPORATE DISSOLUTION. In the event of a merger where the Bank is not the surviving corporation, in the event of a consolidation, in the event of a transfer of all or substantially all of the assets of the Bank, this Agreement may be terminated or may be assigned to any person, association or corporation acquiring all or substantially all of its assets or to any corporation into which it shall be merged or consolidated if agreed to by the Sank and that person, association or corporation in which case this Agreement shall remain in full force and effect and the Bank shall be unconditionally released from all of its duties and obligations hereunder upon such assignment.

        4. EFFECT OF TERMINATION.

           (a) In the event this Agreement is terminated for any of the reasons specified in Section F.1 of this Agreement, the Executive shall be entitled to the salary earned by the Executive prior to the date of termination as provided for in this Agreement, computed pro rata up to and including that date, and accrued but unused vacation time, but the Executive shall be entitled to no further compensation for services rendered after the date of termination.

           (b) In the event this Agreement is terminated pursuant to Section F.2 or F.3 of this Agreement, the Executive shall be entitled to the salary earned by the Executive to the date of termination, computed pro rata up to and including that date, and accrued but unused vacation time, plus twelve (12) months' salary at the rate in effect immediately prior to such termination. Payment of the additional salary required by this Section shall discharge the Bank from any further liability to the Executive hereunder.

           (c) In the event this Agreement is terminated pursuant to Section F of this agreement, the provisions of Sections I.1 through I.6 and I.8 hereof shall survive said termination and shall insure to the benefit of and be binding upon the parties hereto and their respective executors, administrators, successors and assigns.

        H. RESIGNATION FROM BANK'S BOARD OF DIRECTORS

           1. RESIGNATION. In the event the Executive is terminated in accordance with the Agreement or resigns as President and Chief Executive Officer of the

                              EMPLOYMENT AGREEMENT
                               CHARLES E. BROOKS
                                  OCTOBER 1996

Bank or otherwise becomes unaffiliated with the Bank, the Executive shall tender his resignation from the Board of Directors of the Bank effective on the date of termination, resignation or non-affiliation.

        I. GENERAL PROVISIONS

           1. TRADE SECRETS. During the Term, the Executive will have access to and become acquainted with what the Executive and the Bank acknowledge are trade secrets, to wit, knowledge or data concerning the Bank, including its operations and business, and the identity of customers of the Bank, including knowledge of their financial condition, their financial needs, as well as their methods of doing business. The Executive shall not disclose any of the aforesaid trade secrets, directly or indirectly, or use them in any way, either during the Term or for a period of one (1) year after the termination of the Term of this Agreement, except as required in the course of the Executive's employment with the Bank.

           2. RETURN OF DOCUMENTS. The Executive expressly agrees that all manuals, documents, files, reports, studies, instruments or other materials used and/or developed by the Executive during the Term, appertaining to banking, are solely the property of the Bank, and that the Executive has no right, title or interest therein. Upon termination of the Term of this Agreement, the Executive or Executive's representative shall promptly deliver possession of all said property to the Bank in good condition.

           3. NOTICES. Any notice, request, demand or other communication required or permitted hereunder shall be deemed to be properly given when personally served in writing, when deposited in the United States mail, postage prepaid, or when communicated to a public telegraph company for transmittal, addressed to the Bank at its head office location or the Executive at his last known address. Either party may change its address by written notice in accordance with this Section.

           4. BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective executors, administrators, successors and assigns.

           5. APPLICABLE LAW. This Agreement is to be governed by and construed under the laws of the State of California.

           6. INVALID PROVISIONS. Should any provisions of this Agreement for any reason be declared invalid, void, or unenforceable by a court of competent jurisdiction, the validity and binding effect of any remaining portion shall not be affected, and remaining portions of this Agreement shall remain in full force and effect as if this Agreement had been executed with said provision eliminated.

                              EMPLOYMENT AGREEMENT
                               CHARLES E. BROOKS
                                  OCTOBER 1996

           7. ENTIRE AGREEMENT. Except as to separate stock option agreements, this Agreement contains the entire agreement of the parties. It supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of the Executive by the Bank. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding other than duly authorized and executed stock option agreements. This Agreement may not be modified or amended by oral agreement, but only by an agreement in writing signed by the Bank and the Executive.

           8. ARBITRATION. In the event that any dispute shall arise between the parties concerning the provisions of this Agreement or the performance of any part of the obligations hereunder, or in the event of an alleged breach of this Agreement by any of the parties hereto, and the parties are unable to mutually adjust and settle same, such dispute or disputes shall be submitted to binding arbitration pursuant to the applicable rules of the American Arbitration Association, and the decision and determination of the arbitrators shall be final and conclusive.

IN WITNESS HEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

BANK


By /s/ W.S. (STEVE) VAN DE WEGHE                           10-21-96
  --------------------------------            ----------------------------------
  W.S. (Steve) Van De Weghe                                  Date

Its: Chairman of the Board of Directors


EXECUTIVE

 /s/ CHARLES E. BROOKS                                     10-18-96
----------------------------------            ----------------------------------
Charles E. Brooks                                            Date